Exhibit 10.3

COLLATERAL AGREEMENT

This COLLATERAL AGREEMENT, dated as of February 28, 2017 (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), is entered into among ATRION CORPORATION, a Delaware corporation (the “Borrower”), certain Subsidiaries of the Borrower as identified on the signature pages hereto, and each other Subsidiary of the Borrower who may become a party to this Agreement as an Additional Grantor (as defined below) (each of the foregoing entities, a “Grantor”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as lender (the “Lender”).

Pursuant to the Credit Agreement of even date herewith (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among the Borrower and the Lender, the Lender has agreed to make loans and other extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein. Each capitalized term used but not defined herein has the meaning ascribed to such term in the Credit Agreement.

Pursuant to the terms of the Guaranty Agreement of even date herewith, certain Subsidiaries of the Borrower who are parties hereto have guaranteed the payment and performance of the Secured Obligations.

It is a condition precedent to the obligation of the Lender to make loans and other extensions of credit to the Borrower under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Lender, for the benefit of the Secured Parties.

In consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

Section 1
DEFINITIONS

1.1              Defined Terms. This Agreement is the “Collateral Agreement” referred to in the Credit Agreement and is one of the Loan Documents. In this Agreement, the following terms have the following meanings:

“Additional Grantor” has the meaning assigned in Section 4.5.

“AlaTenn Pipeline” means that certain pipeline owned by AlaTenn Pipeline Company located in the state of Alabama.

“AlaTenn Pipeline Company” means AlaTenn Pipeline Company, LLC, an Alabama limited liability company.

“Cash Proceeds” has the meaning assigned in Section 6.3.

“Collateral” has the meaning assigned in Section 2.1.

“Collateral Agreement Supplement” means any supplement to this Agreement in substantially the form of Exhibit A.

“Collateral Account” means any account established by the Lender.

“Collateral Support” means, with respect to each Grantor, all of such Grantor’s property (real or personal) assigned, hypothecated or otherwise securing any Collateral and shall include any security agreement or other agreement granting a lien or security interest in such real or personal property.

“Receivables” means, with respect to each Grantor, all of such Grantor’s Accounts and all rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, together with all of such Grantor’s rights, if any, in any goods or other property giving rise to such right to payment and all Collateral Support and Supporting Obligations related thereto and all Receivables Records.

“Receivables Records” means, with respect to each Grantor, all of such Grantor’s (a) original copies of all documents, instruments or other writings or electronic records or other Records evidencing the Receivables, (b) books, correspondence, credit or other files, Records, ledger sheets or cards, invoices, and other papers relating to Receivables, including, without limitation, all tapes, cards, computer tapes, computer discs, computer runs, record keeping systems and other papers and documents relating to the Receivables, whether in the possession or under the control of such Grantor or any computer bureau or agent from time to time acting for such Grantor or otherwise, (c) evidences of the filing of financing statements and the registration of other instruments in connection therewith, and amendments, supplements or other modifications thereto, notices to other creditors, secured parties or agents thereof, and certificates, acknowledgments, or other writings, including, without limitation, lien search reports, from filing or other registration officers, (d) credit information, reports and memoranda relating thereto and (e) other written or non-written forms of information related in any way to the foregoing or any Receivable.

1.2              Definitions; Interpretation.

(a)                Terms defined in the UCC and not otherwise defined herein or in the Credit Agreement shall have the meaning assigned in the UCC as in effect from time to time.

(b)               All other capitalized terms used herein (including in the preamble and the recitals hereto) and not otherwise defined herein have the meanings ascribed thereto in the Credit Agreement. The incorporation by reference of terms defined in the Credit Agreement shall survive any termination of the Credit Agreement until this Agreement is terminated as provided in Section 11.

(c)                The terms of Sections 1.2, 1.5, 1.6 and 9.14 of the Credit Agreement are incorporated herein by reference as if fully set forth herein; provided that references therein to “Agreement” shall mean this Agreement.

Section 2
GRANT OF SECURITY

2.1              Grant of Security. Each Grantor hereby grants to the Lender, for the benefit of itself and the other Secured Parties, a continuing security interest in and continuing Lien on all of such Grantor’s right, title and interest in and to the following, in each case whether now or hereafter existing or in which such Grantor now has or hereafter acquires an interest and wherever the same may be located (collectively, the “Collateral”):

(a)                Receivables;

(b)               Equipment;

2

(c)                Inventory;

(d)               all Collateral Support and Supporting Obligations relating to any of the foregoing;

(e)                all of such Grantor’s books, records, ledger cards, files, correspondence, customer lists, supplier lists, blueprints, technical specifications, manuals, computer software and related documentation, computer printouts, tapes, disks and other electronic storage media and related data processing software and similar items that at any time evidence or contain information relating to any of the foregoing or are otherwise necessary or helpful in the collection thereof or realization thereupon; and

(f)                all Proceeds, products, accessions, rents and profits of or in respect of any of the foregoing and all collateral security and Supporting Obligations given by any Person with respect to any of the foregoing.

Provided, excluded from the foregoing Collateral are (i) any motor vehicles, tractors or trailers for which certificates of title have been or will be issued, and (ii) the AlaTenn Pipeline.

2.2              Security for Obligations. This Agreement secures, and the Collateral is collateral security for, the prompt and complete payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise of all Secured Obligations.

2.3              Continuing Liability Under Collateral. Notwithstanding anything herein to the contrary, (a) each Grantor shall remain liable for all obligations under the Collateral and nothing contained herein is intended or shall be a delegation of duties to the Lender or any other Secured Party, (b) each Grantor shall remain liable under each of the agreements included in the Collateral to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof and neither the Lender nor any Secured Party shall have any obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related thereto nor shall the Lender nor any Secured Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral, and (c) the exercise by the Lender of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral.

Section 3
REPRESENTATIONS AND WARRANTIES

To induce the Lender and the Lenders to enter into the Credit Agreement and to induce the Secured Parties to make their respective loans and other extensions of credit to, and/or to enter into Secured Cash Management Agreements and/or Secured Hedge Agreements with, as applicable, to the Borrower or another Credit Party (as the case may be), each Grantor hereby represents and warrants to the Lender and each other Secured Party that:

3.1                Organization; Power; Qualification. Each Grantor (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, (b) has the power and authority to own its Properties and to carry on its business as now being and hereafter proposed to be conducted, and (c) is duly qualified and authorized to do business in each jurisdiction in which the character of its Properties or the nature of its business requires such qualification and authorization except in jurisdictions where the failure to be so qualified or in good standing could not reasonably be expected to result in a Material Adverse Effect.

3

3.2                Authorization; Enforceability. Each Grantor has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Agreement in accordance with its terms. This Agreement has been duly executed and delivered by the duly authorized officers of each Grantor, and this Agreement constitutes the legal, valid and binding obligation of each Grantor, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal Debtor Relief Laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies.

3.3                Compliance of Agreement with Laws. The execution, delivery and performance by each Grantor of this Agreement, in accordance with its terms, do not and will not, by the passage of time, the giving of notice or otherwise, (a) require any Governmental Approval or violate any Applicable Law relating to any Grantor, (b) conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws or other organizational documents of any Grantor, (c) conflict with, result in a breach of or constitute a default under any indenture, agreement or other instrument to which such Grantor is a party or by which any of its properties may be bound or any Governmental Approval relating to such Grantor, (d) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by such Grantor other than Permitted Liens, or (e) require any consent or authorization of, filing with, or other act in respect of, an arbitrator or Governmental Authority and no consent of any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement other than (i) consents, authorizations, filings or other acts or consents for which the failure to obtain or make could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and (ii) consents or filings under the UCC.

3.4              Grantor Information and Status.

(a)                Schedule 1 (as such schedule may be amended or supplemented from time to time) sets forth under the appropriate headings: (i) the full legal name of such Grantor, (ii) all trade names or other names under which such Grantor currently conducts business, (iii) the type of organization of such Grantor, (iv) the jurisdiction of organization of such Grantor, and (v) the jurisdiction where the chief executive office or its sole place of business (or the principal residence if such Grantor is a natural person) is located;

(b)               except as provided on Schedule 1, such Grantor has not changed its name, jurisdiction of organization, chief executive office or sole place of business (or principal residence if such Grantor is a natural person) or its corporate structure in any way (e.g., by merger, consolidation, change in corporate form or otherwise) and has not done business under any other name, in each case, within the five (5) year period prior to the Closing Date;

(c)                such Grantor has not within the five (5) year period prior to the Closing Date become bound (whether as a result of merger or otherwise) as debtor under a security agreement entered into by another Person, except in favor of the Lender, which has not heretofore been terminated other than the agreements identified on Schedule 1 hereof (as such schedule may be amended or supplemented from time to time); and

(d)               such Grantor (i) has been duly organized and is validly existing as an entity of the type as set forth opposite such Grantor’s name on Schedule 1 solely under the laws of the jurisdiction as set forth opposite such Grantor’s name on Schedule 1 and remains duly existing as such and (ii) has not filed any certificates of dissolution or liquidation, any certificates of domestication, transfer or continuance in any other jurisdiction.

4

3.5              Ownership of Collateral and Absence of Other Liens.

(a)                Such Grantor owns the Collateral purported to be owned by it or otherwise has the rights it purports to have in each item of Collateral and, as to all Collateral whether now existing or hereafter acquired, developed or created (including by way of lease or license), will continue to own or have such rights in each item of the Collateral (except as otherwise permitted by the Credit Agreement), in each case free and clear of any and all Liens, rights or claims of all other Persons, including, without limitation, liens arising as a result of such Grantor becoming bound (as a result of merger or otherwise) as debtor under a security agreement entered into by another Person (other than any Permitted Liens); and

(b)               other than any financing statements filed in favor of the Lender, no effective financing statement, fixture filing or other instrument similar in effect under any Applicable Law covering all or any part of the Collateral is on file in any filing or recording office except for (x) financing statements for which duly authorized proper termination statements have been delivered to the Lender for filing and (y) financing statements filed in connection with Permitted Liens.

3.6              Status of Security Interest.

(a)                Upon the filing of financing statements naming each Grantor as “debtor” and the Lender as “secured party” and describing the Collateral in the filing offices set forth opposite such Grantor’s name on Schedule 2 hereof (as such schedule may be amended or supplemented from time to time), the security interest of the Lender in all Collateral that can be perfected by the filing of a financing statement under the Uniform Commercial Code as in effect in any jurisdiction will constitute a valid, perfected, first-priority Lien subject, in the case of priority only, to any Permitted Liens with respect to the Collateral; and

(b)               no authorization, consent, approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body or any other Person is required for either (i) the pledge or grant by any Grantor of the Liens purported to be created in favor of the Lender hereunder or (ii) the exercise by the Lender of any rights or remedies in respect of any Collateral (whether specifically granted or created hereunder or created or provided for by Applicable Law), except for the filings contemplated by Section 3.6(a) above.

3.7              Receivables. Each Receivable (a) is and will be the legal, valid and binding obligation of the Account Debtor in respect thereof, representing an unsatisfied obligation of such Account Debtor, (b) is and will be enforceable in accordance with its terms, (c) is not and will not be subject to any credits, rights of recoupment, setoffs, defenses, taxes, counterclaims (except with respect to refunds, returns and allowances in the ordinary course of business and setoffs for fees and commissions in the ordinary course of business), and (d) is and will be in compliance with all Applicable Laws, whether federal, state, local or foreign.

5

Section 4
COVENANTS AND AGREEMENTS

Until the Obligations (other than contingent indemnity obligations not yet due) shall have been paid in full, all Letters of Credit have been terminated or expired (or been Cash Collateralized) and the Revolving Credit Commitment terminated, each Grantor covenants and agrees that:

4.1              Grantor Information and Status.

(a)                Without limiting any prohibitions or restrictions on mergers or other transactions set forth in the Credit Agreement, such Grantor shall not change its name, corporate structure (e.g., by merger, consolidation, change in corporate form or otherwise), chief executive office, type of organization or jurisdiction of organization or establish any trade names unless it shall have (i) notified the Lender in writing at least five (5) Business Days (or such lesser period of time as consented to by the Lender) prior to any such change or establishment, identifying such new proposed name, identity, corporate structure, sole place of business (or principal residence if such Grantor is a natural person), chief executive office, jurisdiction of organization or trade name and providing such other information in connection therewith as the Lender may reasonably request; and (ii) taken all actions necessary or advisable to maintain the continuous validity, perfection and the same or better priority of the Lender’s security interest in the Collateral granted or intended to be granted and agreed to hereby, which in the case of any merger or other change in corporate structure shall include, without limitation, executing and delivering to the Lender a completed Collateral Agreement Supplement together with all Supplements to Schedules thereto, promptly following completion of such merger or other change in corporate structure confirming the grant of the security interest hereunder.

4.2              Status of Security Interest. Such Grantor shall maintain the security interest of the Lender hereunder in all Collateral as a valid, perfected, first-priority Lien (subject, in the case of priority only, to Permitted Liens).

4.3              Receivables.

(a)                Such Grantor shall not deliver any Document evidencing any Equipment and Inventory to any Person other than the issuer of such Document to claim the Equipment or Inventory evidenced therefor or the Lender;

(b)               if any Equipment or Inventory in excess of $1,500,000 at any one location is in possession or control of any warehouseman, landlord, bailee or other third party, such Grantor shall join with the Lender in notifying such third party at that location of the Lender’s security interest and using commercially reasonable efforts to obtain an acknowledgment from such third party that it is holding the Equipment and Inventory for the benefit of the Lender and will permit the Lender to have access to Equipment or Inventory for purposes of inspecting such Collateral or, following an Event of Default, to remove same from such premises if the Lender so elects;

(c)                such Grantor shall keep and maintain at its own cost and expense satisfactory and complete records of the Receivables, including, but not limited to, the originals and/or copies of all documentation with respect to all Receivables and records of all payments received and all credits granted on the Receivables, and all other dealings therewith;

(d)               other than in the ordinary course of business (i) such Grantor shall not amend, modify, terminate or waive any material provision of any Receivable in any manner which could reasonably be expected to have a material adverse effect on the value of such Receivable; (ii) following and during the continuation of an Event of Default, such Grantor shall not (w) grant any extension or renewal of the time of payment of any material Receivable, (x) compromise or settle any dispute, claim or legal proceeding with respect to any material Receivable for less than the total unpaid balance thereof, (y) release, wholly or partially, any Person liable for the payment thereof, or (z) allow any credit or discount thereon; and

(e)                following the occurrence and during the continuation of an Event of Default, the Lender may: (i) direct the Account Debtors under any Receivables to make payment of all amounts due or to become due to such Grantor thereunder directly to the Lender; (ii) notify, or require any Grantor to notify, each Person maintaining a lockbox or similar arrangement to which Account Debtors under any Receivables have been directed to make payment to remit all amounts representing collections on checks and other payment items from time to time sent to or deposited in such lockbox or other arrangement directly to the Lender; and (iii) enforce, at the expense of such Grantor, collection of any such Receivables and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done. If the Lender notifies any Grantor that it has elected to collect the Receivables in accordance with the preceding sentence, any payments of Receivables received by such Grantor shall be forthwith (and in any event within five (5) Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Lender if required, in a Collateral Account maintained under the sole dominion and control of the Lender, and until so turned over, all amounts and proceeds (including checks and other instruments) received by such Grantor in respect of the Receivables, any Supporting Obligation or Collateral Support shall be received in trust for the benefit of the Lender hereunder and shall be segregated from other funds of such Grantor and such Grantor shall not adjust, settle or compromise the amount or payment of any Receivable, or release wholly or partly any Account Debtor or obligor thereof, or allow any credit or discount thereon.

6

4.4              Further Assurances.

(a)                Each Grantor agrees that from time to time, at the expense of such Grantor, that it shall promptly execute and deliver all further instruments and documents, and take all further action that the Lender may reasonably request, in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted hereby or to enable the Lender to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, each Grantor shall:

(i)                 file such financing or continuation statements, or amendments thereto, and execute and deliver such other agreements, instruments, endorsements, powers of attorney or notices, as the Lender may reasonably request, in order to effect, reflect, perfect and preserve the security interests granted or purported to be granted hereby;

(ii)               at the Lender’s reasonable request, appear in and defend any action or proceeding that may adversely affect such Grantor’s title to or the Lender’s security interest in all or any material part of the Collateral; and

(iii)             furnish the Lender with such information regarding the Collateral, including, without limitation, the location thereof, as the Lender may reasonably request from time to time.

(b)               Each Grantor hereby authorizes the Lender to file a Record or Records, including, without limitation, UCC financing or continuation statements, and amendments and supplements to any of the foregoing, in any jurisdictions and with any filing offices as the Lender may determine, in its sole discretion, are necessary or advisable to perfect or otherwise protect the security interest granted to the Lender herein. Such financing statements shall describe the Collateral in the same manner as described herein.

(c)                Each Grantor hereby authorizes the Lender to modify this Agreement after obtaining such Grantor’s approval of or signature to such modification by amending the Schedules hereto to include any additions, supplements or other modifications thereto and such Schedules shall be amended upon the Lender’s approval of such modifications.

7

4.5              Additional Grantors. From time to time subsequent to the Closing Date, additional Persons may become parties hereto as additional Grantors (each, an “Additional Grantor”) by executing a Collateral Agreement Supplement, accompanied by such documentation as the Lender may reasonably require in accordance with Section 6.12 of the Credit Agreement. Upon delivery of any such Collateral Agreement Supplement to the Lender, notice of which is hereby waived by each Grantor, each Additional Grantor shall be a Grantor and shall be as fully a party hereto as if such Additional Grantor were an original signatory hereto. Each Grantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Grantor hereunder, nor by any election of the Lender not to cause any Subsidiary of Borrower to become an Additional Grantor hereunder. Subject to Section 7, this Agreement shall be fully effective as to any Grantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder.

4.6              COLLATERAL PROTECTION INSURANCE NOTICE. SUBJECT TO THE TERMS OF THE CREDIT AGREEMENT, (A) EACH GRANTOR IS REQUIRED TO: (i) KEEP THE COLLATERAL INSURED AGAINST DAMAGE IN THE AMOUNT THE LENDER SPECIFIES; (ii) PURCHASE THE INSURANCE FROM AN INSURER THAT IS AUTHORIZED TO DO BUSINESS IN THE STATE OF TEXAS OR AN ELIGIBLE SURPLUS LINES INSURER; AND (iii) NAME THE LENDER AS THE PERSON TO BE PAID UNDER THE POLICY IN THE EVENT OF A LOSS; (B) EACH GRANTOR MUST, IF REQUIRED BY THE LENDER, DELIVER TO THE LENDER A COPY OF THE POLICY AND PROOF OF THE PAYMENT OF PREMIUMS THEREFOR; AND (C) IF ANY GRANTOR FAILS TO MEET ANY REQUIREMENT LISTED IN CLAUSES (A) OR (B) HEREOF, THE LENDER MAY OBTAIN COLLATERAL PROTECTION INSURANCE ON BEHALF OF SUCH GRANTOR AT THE EXPENSE OF THE GRANTORS.

Section 5
LENDER APPOINTED ATTORNEY-IN-FACT

5.1              Power of Attorney. Each Grantor hereby irrevocably appoints the Lender (such appointment being coupled with an interest) as such Grantor’s attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor, the Lender or otherwise, from time to time in the Lender’s discretion to take any action and to execute any instrument that the Lender may deem reasonably necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, the following:

(a)                upon the occurrence and during the continuance of any Event of Default, to obtain and adjust insurance required to be maintained by such Grantor or paid to the Lender pursuant to the Credit Agreement;

(b)               upon the occurrence and during the continuance of any Event of Default, to ask for, demand, collect, sue for, recover, compound, receive and give acquaintance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(c)                upon the occurrence and during the continuance of any Event of Default, to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with any Collateral;

(d)               upon the occurrence and during the continuance of any Event of Default, to file any claims or take any action or institute any proceedings that the Lender may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Lender with respect to any of the Collateral;

8

(e)                to prepare and file any UCC financing statements against such Grantor as debtor;

(f)                upon the occurrence and during the continuance of any Event of Default, to take or cause to be taken all actions necessary to perform or comply or cause performance or compliance with the terms of this Agreement, including, without limitation, access to pay or discharge taxes or Liens (other than Permitted Liens) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Lender in its sole discretion, any such payments made by the Lender to become obligations of such Grantor to the Lender, due and payable immediately without demand; and

(g)                upon the occurrence and during the continuance of any Event of Default, to sell, transfer, lease, license, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Lender were the absolute owner thereof for all purposes, and to do, at the Lender’s option and such Grantor’s expense, at any time or from time to time, all acts and things that the Lender deems reasonably necessary to protect, preserve or realize upon the Collateral and the Lender’s security interest therein in order to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

5.2              No Duty on the Part of the Lender or Secured Parties. The powers conferred on the Lender hereunder are solely to protect the interests of the Secured Parties in the Collateral and shall not impose any duty upon the Lender or any other Secured Party to exercise any such powers. The Lender and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence, breach in bad faith or willful misconduct.

Section 6
REMEDIES

6.1              Generally.

(a)                If any Event of Default shall have occurred and be continuing, the Lender may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein, in the Credit Agreement, or otherwise available to it at law or in equity, all the rights and remedies of the Lender on default under the UCC (whether or not the UCC applies to the affected Collateral) to collect, enforce or satisfy any Secured Obligations then owing, whether by acceleration or otherwise, and also may pursue any of the following separately, successively or simultaneously:

(i)                 require any Grantor to, and each Grantor hereby agrees that it shall at its expense and promptly upon request of the Lender forthwith, assemble all or part of the Collateral as directed by the Lender and make it available to the Lender at a place to be designated by the Lender that is convenient to both parties;

(ii)               enter onto the property where any Collateral is located and take possession thereof with or without judicial process;

9

(iii)             prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent the Lender deems appropriate; and

(iv)             without notice except as specified below or under the UCC, sell, assign, lease, license (on an exclusive or nonexclusive basis) or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Lender’s offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Lender may deem commercially reasonable.

(b)               The Lender or any other Secured Party may be the purchaser of any or all of the Collateral at any public or private (to the extent the portion of the Collateral being privately sold is of a kind that is customarily sold on a recognized market or the subject of widely distributed standard price quotations) sale in accordance with the UCC and the Lender, as agent for and representative of the Secured Parties, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale made in accordance with the UCC, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by the Lender at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by Applicable Law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Lender shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor agrees that it would not be commercially unreasonable for the Lender to dispose of the Collateral or any portion thereof by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets. Each Grantor hereby waives any claims against the Lender arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Lender accepts the first offer received and does not offer such Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, the Grantors shall be liable for the deficiency and the fees of any attorneys employed by the Lender to collect such deficiency. Each Grantor further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to the Lender, that the Lender has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the Secured Obligations becoming due and payable prior to their stated maturities. Nothing in this Section shall in any way limit the rights of the Lender hereunder.

(c)                The Lender may sell the Collateral without giving any warranties as to the Collateral. The Lender may specifically disclaim or modify any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(d)               The Lender shall have no obligation to marshal any of the Collateral.

10

6.2              Application of Proceeds. Except as expressly provided elsewhere in this Agreement, all proceeds received by the Lender in respect of any sale of, any collection from, or other realization upon all or any part of the Collateral shall be applied in full or in part by the Lender against, the Secured Obligations in accordance with the requirements of the Credit Agreement and in accordance with Section 9.608 of the UCC.

6.3              Cash Proceeds. If any Event of Default shall have occurred and be continuing, in addition to the rights of the Lender specified in Section 6 with respect to payments of Receivables, all proceeds of any Collateral received by any Grantor consisting of cash, checks and other near-cash items (collectively, “Cash Proceeds”) shall be held by such Grantor in trust for the Lender, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Lender in the exact form received by such Grantor (duly indorsed by such Grantor to the Lender, if required) and held by the Lender in the Collateral Account. Any Cash Proceeds received by the Lender (whether from a Grantor or otherwise) may, in the sole discretion of the Lender, (A) be held by the Lender for the ratable benefit of the Secured Parties, as collateral security for the Secured Obligations (whether matured or unmatured) and/or (B) then or at any time thereafter, be applied by the Lender against the Secured Obligations then due and owing.

Section 7
MISCELLANEOUS

7.1              Generally. Any notice required or permitted to be given under this Agreement shall be given in accordance with Section 9.1 of the Credit Agreement. No failure or delay on the part of the Lender in the exercise of any power, right or privilege hereunder or under the Credit Agreement shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the Credit Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. This Agreement shall be binding upon and inure to the benefit of the Lender and the Grantors and their respective successors and assigns. No Grantor shall, without the prior written consent of the Lender given in accordance with the Credit Agreement, assign any right, duty or obligation hereunder. This Agreement, the Credit Agreement and the other Loan Documents embody the entire agreement and understanding between the Grantors and the Lender and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Credit Agreement may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Delivery of an executed counterpart of this Agreement by email with scanned attachment shall be equally as effective as delivery of an original executed counterpart. Any party delivering an executed counterpart of this Agreement by email with scanned attachment also shall deliver an original executed counterpart, but the failure to deliver such an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

7.2              Termination. This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until all amounts owing to the Lender and the Secured Parties (other than (a) contingent indemnification obligations and (b) obligations and liabilities under Secured Cash Management Agreements or Secured Hedge Agreements as to which arrangements satisfactory to the Lender shall have been made) are indefeasibly paid in full in cash and the Revolving Credit Commitment is terminated (the “Termination Date”), and shall be binding upon each Grantor, its successors and assigns, and inure, together with the rights and remedies of the Lender hereunder, to the benefit of the Lender and its successors, transferees and assigns. Without limiting the generality of the foregoing, but subject to the terms of the Credit Agreement, any Lender may assign or otherwise transfer any Loans held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Lenders herein or otherwise. On the Termination Date, the security interest granted by this Agreement shall automatically terminate hereunder and of record and all rights to the Collateral shall revert to the Grantors. Upon any such termination the Lender shall, at the Grantors’ expense, execute and deliver to the Grantors or otherwise authorize the filing of such documents (including financing statement amendments) as the Grantors shall reasonably request to evidence such termination. Upon any disposition of property permitted by the Credit Agreement, (x) the Liens granted herein shall be deemed to be automatically released and such property shall automatically revert to the applicable Grantor with no further action on the part of any Person and (y) the Lender shall, at the applicable Grantor’s expense, execute and deliver or otherwise authorize the filing of such documents (including financing statement amendments) as such Grantor shall reasonably request to evidence such release, in form and substance reasonably satisfactory to the Lender.

11

7.3              Governing Law; Jurisdiction, Etc.

(a)                Governing Law. This Agreement and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement and the transactions contemplated hereby shall be governed by, and construed in accordance with, the laws of the State of Texas.

(b)               Submission to Jurisdiction. Each Grantor irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether relating to this Agreement or the transactions relating hereto in any forum other than the courts of the State of Texas sitting in Dallas County, and of the United States District Court of the Northern District of Texas, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such Texas state court or, to the fullest extent permitted by Applicable Law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Lender or any other Secured Party may otherwise have to bring any action, litigation or proceeding relating to this Agreement or any other Loan Document against any Grantor or its properties in the courts of any jurisdiction.

(c)                Waiver of Venue. Each Grantor irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of venue of any action, litigation or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)               Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 9.1 of the Credit Agreement. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by Applicable Law.

12

(e)                Appointment of the Borrower as Agent for the Grantors. Each Grantor hereby irrevocably appoints and authorizes the Borrower to act as its agent for service of process and notices required to be delivered under this Agreement or under the other Loan Documents, it being understood and agreed that receipt by the Borrower of any summons, notice or other similar item shall be deemed effective receipt by each Grantor and its Subsidiaries.

7.4              LOAN DOCUMENT; WAIVER OF JURY TRIAL. THIS AGREEMENT IS ONE OF THE LOAN DOCUMENTS REFERRED TO IN THE CREDIT AGREEMENT AND ALL PROVISIONS CONTAINED IN THE CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT THAT APPLY TO LOAN DOCUMENTS GENERALLY (INCLUDING BUT NOT LIMITED TO THE PROVISIONS OF THE CREDIT AGREEMENT UNDER THE HEADING “WAIVER OF JURY TRIAL”) ARE FULLY APPLICABLE TO THIS AGREEMENT AND ARE INCORPORATED HEREIN BY THIS REFERENCE AS IF THEY WERE CONTAINED IN THIS AGREEMENT, MUTATIS MUTANDIS, WITH EACH REFERENCE TO “BORROWER” BEING DEEMED A REFERENCE TO “GRANTORS”, AND SUCH INCORPORATION SHALL SURVIVE ANY TERMINATION OF THE CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT.

[Signature Pages Follow]

13

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

ATRION CORPORATION, as Grantor

By:	/s/ Jeffery Strickland
Name:	Jeffery Strickland
Title:	Vice President

ATRION MEDICAL PRODUCTS, INC., as Grantor

By:	/s/ Jeffery Strickland
Name:	Jeffery Strickland
Title:	Vice President

HALKEY-ROBERTS CORPORATION, as Grantor

By:	/s/ Jeffery Strickland
Name:	Jeffery Strickland
Title:	Vice President

QUEST MEDICAL, INC., as Grantor

By:	/s/ Jeffery Strickland
Name:	Jeffery Strickland
Title:	Vice President

ALATENN PIPELINE COMPANY, LLC, as Grantor

By:	/s/ Jeffery Strickland
Name:	Jeffery Strickland
Title:	Vice President

ATRION LEASING COMPANY, LLC, as Grantor

By:	/s/ Jeffery Strickland
Name:	Jeffery Strickland
Title:	Vice President

Atrion Corporation
Collateral Agreement

Signature Page

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Lender

By:	/s /Jason Ford
Name:	Jason Ford
Title:	Senior Vice President

Atrion Corporation
Collateral Agreement

Signature Page

SCHEDULE 1

TO COLLATERAL AGREEMENT

GENERAL INFORMATION

(A)	Full Legal Name, Type of Organization, Jurisdiction of Organization, Chief Executive Office or Place of Business and Organizational Identification Number of each Grantor:

Full Legal Name	Type of Organization	Jurisdiction of Organization	Principal Place of Business
Atrion Corporation	Corporation	Delaware	One Allentown Parkway, Allen, TX 75002
Atrion Medical Products, Inc.	Corporation	Delaware	1426 Curt Francis Road, Arab, AL 35016
Halkey-Roberts Corporation	Corporation	Delaware	2700 Halkey-Roberts Place North, St. Petersburg, FL 33716
Quest Medical, Inc.	Corporation	Texas	One Allentown Parkway, Allen, TX 75002
AlaTenn Pipeline Company, LLC	Limited Liability Company	Alabama	One Allentown Parkway, Allen, TX 75002
Atrion Leasing Company, LLC	Limited Liability Company	Alabama	One Allentown Parkway, Allen, TX 75002

(B)	Other Names (including any Trade Name or Fictitious Business Name) under which each Grantor currently conducts business:

None

(C)	Changes in Name, Jurisdiction of Organization, Chief Executive Office or Sole Place of Business (or Principal Residence if Grantor is a Natural Person) and Corporate Structure within past five (5) years:

None

(D)	Agreements pursuant to which any Grantor is bound as debtor within past five (5) years:

Company	Description	Lessor	Lease Date	Lease End Date
Quest Medical, Inc.	2015 Acura MDX	David McDavid Acura	8/23/2014	8/22/2018
Quest Medical, Inc.	2012 BMW 550i	BMW Financial Services	1/5/2012	1/4/2015
Quest Medical, Inc.	2011 Lexus RX350	Park Place Lexus	8/24/2011	8/23/2014
Quest Medical, Inc.	2011 Volvo XC60	Volvo of Dallas	11/20/2010	11/19/2014

SCHEDULE 2
TO COLLATERAL AGREEMENT

FINANCING STATEMENTS

Grantor	Filing Jurisdiction
Atrion Corporation	Delaware
Atrion Medical Products, Inc.	Delaware
Halkey-Roberts Corporation	Delaware
Quest Medical, Inc.	Texas
AlaTenn Pipeline Company, LLC	Alabama
Atrion Leasing Company, LLC	Alabama

EXHIBIT A

TO COLLATERAL AGREEMENT

COLLATERAL AGREEMENT SUPPLEMENT

This COLLATERAL AGREEMENT SUPPLEMENT, dated as of [________], 20[__] (this “Supplement”), is delivered by [NAME OF ADDITIONAL GRANTOR], a [JURISDICTION AND ENTITY TYPE OF ADDITIONAL GRANTOR] (“Additional Grantor”), pursuant to the Collateral Agreement, dated as of February [__], 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Collateral Agreement”), entered into by Atrion Corporation, a Delaware corporation (“Borrower”), certain Subsidiaries of the Borrower party thereto (collectively, the “Grantors”), and Wells Fargo Bank, National Association, as lender (the “Lender”). Each capitalized term used but not defined herein has the meaning ascribed to such term in the Collateral Agreement.

The Additional Grantor hereby irrevocably, absolutely and unconditionally becomes a party to the Collateral Agreement as a Grantor and agrees that it is bound by all of the terms, conditions, covenants, obligations, liabilities and undertakings applicable to each Grantor under the Collateral Agreement, all with the same force and effect as if Additional Grantor were an original signatory to the Collateral Agreement.

The Additional Grantor hereby grants to the Lender a security interest in all of Additional Grantor’s right, title and interest in, to and under the Collateral to secure the Secured Obligations, in each case whether now or hereafter existing or in which Additional Grantor now has or hereafter acquires an interest and wherever the same may be located. The Additional Grantor hereby represents and warrants that the attached Supplements to Schedules accurately and completely set forth all additional information required to be provided pursuant to the Collateral Agreement and hereby agrees that such Supplements to Schedules shall constitute part of the Schedules to the Collateral Agreement.

The Additional Grantor hereby makes, as of the date hereof, each of the representations, warranties, acknowledgements, waivers and certifications applicable to any Grantor contained in the Collateral Agreement.

The Additional Grantor hereby irrevocably waives notice of acceptance of this Supplement and acknowledges that the Secured Obligations are incurred, and the credit extensions under the Credit Agreement are made and maintained, in reliance on this Supplement.

This Supplement and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Supplement and the transactions contemplated hereby shall be governed by, and construed in accordance with, the law of the State of Texas.

THIS SUPPLEMENT IS ONE OF THE LOAN DOCUMENTS REFERRED TO IN THE CREDIT AGREEMENT AND ALL PROVISIONS CONTAINED IN THE CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT THAT APPLY TO LOAN DOCUMENTS GENERALLY (INCLUDING BUT NOT LIMITED TO THE PROVISIONS OF THE CREDIT AGREEMENT UNDER THE HEADING “WAIVER OF JURY TRIAL”) ARE FULLY APPLICABLE TO THIS AGREEMENT AND ARE INCORPORATED HEREIN BY THIS REFERENCE AS IF THEY WERE CONTAINED IN THIS SUPPLEMENT, MUTATIS MUTANDIS, WITH EACH REFERENCE TO “BORROWER” BEING DEEMED A REFERENCE TO “ADDITIONAL GRANTOR”, AND SUCH INCORPORATION SHALL SURVIVE ANY TERMINATION OF THE CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT.

IN WITNESS WHEREOF, Additional Grantor has caused this Supplement to be duly executed and delivered by its duly authorized officer as of the date first written above.

[NAME OF ADDITIONAL GRANTOR]

By:
Name:
Title:

SUPPLEMENT TO SCHEDULE 1
TO COLLATERAL AGREEMENT

GENERAL INFORMATION

(A)	Full Legal Name, Type of Organization, Jurisdiction of Organization, and Chief Executive Office/Sole Place of Business (or Residence if Grantor is a Natural Person) of each Grantor:

Full Legal Name	Type of Organization	Jurisdiction of Organization	Chief Executive Office/Sole Place of Business

(B)	Other Names (including any Trade Name or Fictitious Business Name) under which each Grantor currently conducts business:

Full Legal Name	Trade Name or Fictitious Business Name

(C)	Changes in Name, Jurisdiction of Organization, Chief Executive Office or Sole Place of Business (or Principal Residence if Grantor is a Natural Person) and Corporate Structure within past five (5) years:

Grantor	Date of Change	Description of Change

(D)	Agreements pursuant to which any Grantor is bound as debtor within past five (5) years:

Grantor	Description of Agreement

SUPPLEMENT TO SCHEDULE 2
TO COLLATERAL AGREEMENT

FINANCING STATEMENTS

Grantor	Filing Jurisdiction(s)